               ------------------------------------------------



                          XCF ACCEPTANCE CORPORATION

                CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK

                                      and

                           THE CHASE MANHATTAN BANK,
                                  as Trustee



                            ----------------------

                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of December 13, 1996

                                      to

                                   INDENTURE

                         Dated as of February 15, 1986

                            -----------------------



                  6 1/2% Convertible Subordinated Debentures
                                   Due 2001



               ------------------------------------------------

                  SECOND SUPPLEMENTAL INDENTURE, dated as of December 13, 1996 (the "Second Supplemental Indenture"), among XCF Acceptance Corporation, a corporation duly organized and existing under the laws of the State of California ("XCF"), California Federal Bank, A Federal Savings Bank (the "Bank"), and The Chase Manhattan Bank (formerly Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), a New York corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

                  WHEREAS, XCF (as successor by merger to CalFed Inc., a Delaware corporation) has duly authorized, executed and delivered to the Trustee that certain indenture dated as of February 15, 1986, as amended by the First Supplemental Indenture dated as of December 16, 1992 (the "Indenture"), pursuant to which the 6 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") of XCF were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

                  WHEREAS, in December 1992, the Bank and its then parent company, CalFed Inc., undertook a corporate restructuring (the "1992 Restructuring") pursuant to which CalFed Inc. was merged into XCF, a subsidiary of the Bank, and thus ceased to be the holding company for the Bank;

                  WHEREAS, the Offering Circular and Consent Solicitation dated November 16, 1992 (the "Offering Circular"), which was distributed to holders of the Securities in connection with certain amendments to the Indenture necessary to effect the 1992 Restructuring, stated that, upon consummation of the 1992 Restructuring, the Securities remaining outstanding would be convertible into shares of the Bank's common stock and that antidilution adjustments with respect to the conversion price for the Securities would be made based on certain changes in the outstanding shares of the Bank's common stock;

                  WHEREAS, in compliance with the express language of Sections 101 and 1311 of the Indenture, upon consummation of the 1992 Restructuring, XCF, as the successor to CalFed Inc., was substituted as the "Company" for all purposes of the Indenture, including the antidilution and other conversion provisions contained in Article Thirteen of the Indenture, but the Securities became convertible into the common stock of the Bank;

                  WHEREAS, such compliance with Sections 101 and 1311 of the Indenture in connection with the 1992 Restructuring has led to the nonsensical result that, although the Securities are convertible into Bank common stock, the antidilution adjustments to the conversion price of the Securities under
Section 1304 of the Indenture are tied to changes in the outstanding capital stock of XCF, a subsidiary of the Bank, contrary to the description and intent set forth in the Offering Circular;

                  WHEREAS, the substitution of XCF as the "Company" for purposes of Section 1311 of the Indenture when the Securities are convertible into the common stock of the Bank, not XCF, renders Section 1311 inoperative as to successive merger or acquisition transactions of the Bank, which is inconsistent with the last sentence of Section 1311, which states that the provisions in case of consolidations or mergers or sale of assets "shall similarly apply to successive consolidations, mergers, sales or transfers;"

                  WHEREAS, the substitution of XCF for the term "Company" in the antidilution and other conversion provisions of Article Thirteen of the Indenture is inconsistent with and contrary to the intent of Article Thirteen of the Indenture, the intent of which was evidenced by the statements made to holders of the Securities in the Offering Circular;

                  WHEREAS, after consummation of the 1992 Restructuring, the obligor on the Securities was no longer the issuer of the common stock into which the Securities were convertible and as a result the inconsistencies and ambiguities stated in the preceding recitals have arisen, reflecting the fact that the Indenture fails to anticipate circumstances in which the "Company" merges into a subsidiary of another entity while the Securities become convertible into the parent of such subsidiary;

                  WHEREAS, pursuant to Section 801(6) of the Indenture, the Trustee is permitted to enter into a supplemental indenture, without obtaining the consent of the holders of the Securities, "to cure any ambiguity, to correct or supplement any provision [therein] which may be inconsistent with any other provision [therein], or to make any other provisions with respect to matters or questions arising under [the] Indenture, provided such action . . . shall not adversely affect the interests of the Holders of the Securities . . . in any material respect;"

                  WHEREAS, the inconsistencies contained in Article Thirteen of the Indenture would be cured if references to the "Company" in such Article were deemed to be references to the Bank or its successors, as the issuer of the Common Stock into which the Securities were convertible, rather than XCF, as the issuer of the Securities; and

                  WHEREAS, on October 18, 1996, the Boards of Directors of XCF and the Bank each authorized the execution and delivery of this Second Supplemental Indenture;

                  NOW, THEREFORE, XCF and the Bank each covenants and agrees with the Trustee, for the equal and proportionate benefit and security of those who shall hold the Securities from time to time, as hereinafter set forth.

                                  ARTICLE ONE

                                  Amendments

                  Section 1.1 Amendments to Section 101

                  The definition of "Company" set forth in Section 101 of the Indenture is hereby amended and restated to read as follows:

                           "Company" means the Person named as the "Company"
                  in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person; provided however, that for purposes of (x) Article Thirteen of this Indenture, (y) the definition of "Common Stock" contained in Section 101 of this Indenture and (z) all other defined terms used in, or with respect to, Article Thirteen of this Indenture, the defined term "Company" means California Federal Bank, A Federal Savings Bank, until the occurrence of a transaction contemplated by Section 1311 of the Indenture, at which time all such references to the "Company" shall be deemed references to the corporation or other entity that, pursuant to Section 1311 of this Indenture, becomes the issuer of the Common Stock or other securities into which the Securities become convertible in accordance with Section 1311 of this Indenture.

                                  ARTICLE TWO

                           Miscellaneous Provisions

                  Section 2.1 Interpretation. This Second Supplemental Indenture is a supplemental indenture pursuant to Section 801 of the Indenture. Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

                  Section 2.2 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture made by or on behalf of XCF, the Bank or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

                  Section 2.3 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

                  Section 2.4 Title and Section Headings. The titles of the Articles and the Section headings are for convenience only and shall not affect the construction hereof.

                  Section 2.5 Recitals. The recitals contained herein and in the Securities, as amended hereby, (except the Trustee's certificate of authentication) shall be taken as the statements of XCF and the Bank, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities, as amended hereby, or coupons.

                  Section 2.6 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                              XCF ACCEPTANCE CORPORATION

                              By: /s/ Douglas J. Wallis
                                 --------------------------------------
                              Name:  Douglas J. Wallis
                              Title:  President

Attest:

/s/ Trude Tsujimoto
-------------------------
Name:  Trude Tsujimoto
Title:  Secretary


                              CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK

                              By: /s/ Douglas J. Wallis
                                 --------------------------------------
                              Name:  Douglas J. Wallis
                              Title:  Executive Vice President and Secretary


Attest:

/s/ Trude Tsujimoto
-------------------------
Name:  Trude Tsujimoto
Title:  Senior Vice President and Assistant Secretary

                              THE CHASE MANHATTAN BANK, as Trustee

                              By:
                                 --------------------------------------
                              Name:  Andrew Deck
                              Title:  Senior Trust Officer

Attest:


-------------------------
Name:
Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                              XCF ACCEPTANCE CORPORATION

                              By:
                                 ----------------------------------
                              Name:  Douglas J. Wallis
                              Title:  President

Attest:


--------------------------
Name:  Trude Tsujimoto
Title:  Secretary


                              CALIFORNIA FEDERAL BANK, A FEDERAL
                              SAVINGS BANK

                              By:
                                 ----------------------------------
                              Name:  Douglas J. Wallis
                              Title:  Executive Vice President and Secretary

Attest:


-------------------------
Name:  Trude Tsujimoto
Title:  Senior Vice President and Assistant

                              THE CHASE MANHATTAN BANK, as Trustee

                              By: /s/ Andrew Deck
                                 ----------------------------------
                              Name:  Andrew Deck
                              Title:  Senior Trust Officer

Attest:

/s/ Glenn G. McKeever
-------------------------
Name:  Glenn G. McKeever
Title:  Senior Trust Officer

STATE OF California                 )
                                    )  ss.
COUNTY OF Los Angeles               )

                  On the 13th day of December 1996, before me, personally came Douglas J. Wallis to me known, who, being by me duly sworn, did depose and say that he resides at 1849 Hillside Dr., Glendale CA; that he is Executive VP & Secretary of California Federal Bank, A Federal Savings Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

                  WITNESS my hand and official seal.

                                            /s/ Marsden Chew MacRae
                                            -----------------------------------
                                            Notary Public in and for said State

[Seal]


STATE OF California                 )
                                    )  ss.
COUNTY of Los Angeles               )

                  On the 13th day of December 1996, before me, personally came Trude A. Tsujimoto to me known, who, being by me duly sworn, did depose and say that she resides at 419 S. Mayflower Ave., Monrovia CA; that she is Senior Vice President of California Federal Bank, A Federal Savings Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

                  WITNESS my hand and official seal.

                                            /s/ Marsden Chew MacRae
                                            -----------------------------------
                                            Notary Public in and for said State

[Seal]

STATE OF New York          )
                           )  ss.
COUNTY OF New York         )

                  On the 13th day of December 1996, before me, personally came Drew M. Deck to me known, who, being by me duly sworn, did depose and say that he resides at Great Neck, New York; that he is Senior Trust Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

                  WITNESS my hand and official seal.

                                            /s/ Emily Fayan
                                            -----------------------------------
                                            Notary Public in and for said State

[Seal]


STATE OF New York          )
                           )  ss.
COUNTY OF New York         )

                  On the 13th day of December 1996, before me, personally came Glenn G. McKeever to me known, who, being by me duly sworn, did depose and say that he resides at Bayside, New York; that he is Senior Trust Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

                  WITNESS my hand and official seal.

                                            /s/ Emily Fayan
                                            -----------------------------------
                                            Notary Public in and for said State

[Seal]